Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-232743) of Amcor plc of our report dated September 3, 2019, except for Note 24 to the consolidated financial statements, as to which the date is March 9, 2020, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers AG

Zurich, Switzerland

March 9, 2020

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